Exhibit 10.11

PLEDGE AGREEMENT

dated as of June 30, 2004

among

THE LOAN PARTIES FROM TIME TO TIME PARTY HERETO,

and

BANK OF AMERICA, N.A.,
as Senior Collateral Agent

TABLE OF CONTENTS*

*              The Table of Contents is not a part of the Pledge Agreement.

ARTICLE VI GENERAL AUTHORITY; REMEDIES

Section 6.01	General Authority
Section 6.02	Authority of Senior Collateral Agent
Section 6.03	Remedies upon Event of Default
Section 6.04	Securities Act; Registration Rights
Section 6.05	Other Rights of the Senior Collateral Agent
Section 6.06	Limitation on Duty of the Senior Collateral Agent in Respect of Collateral
Section 6.07	Waiver and Estoppel
Section 6.08	Application of Proceeds

ARTICLE VII THE SENIOR COLLATERAL AGENT

Section 7.01	Concerning the Senior Collateral Agent
Section 7.02	Appointment of Co-Collateral Agent
Section 7.03	Appointment of Sub-Agents

ARTICLE VIII MISCELLANEOUS

Section 8.01	Notices
Section 8.02	No Waivers; Non-Exclusive Remedies
Section 8.03	Compensation and Expenses of the Senior Collateral Agent; Indemnification
Section 8.04	Enforcement
Section 8.05	Amendments and Waivers
Section 8.06	Successors and Assigns
Section 8.07	Governing Law
Section 8.08	Limitation of Law; Severability
Section 8.09	Counterparts; Effectiveness
Section 8.10	Additional Loan Parties
Section 8.11	Termination; Release of Loan Parties
Section 8.12	Entire Agreement

Schedules:
Schedule I	-	List of Pledged Shares
Schedule II	-	List of Pledged Notes
Schedule III	-	List of Pledged LLC Interests
Schedule IV	-	List of Pledged Partnership Interests

Exhibits:

Exhibit A	-	Form of Issuer Control Agreement
Exhibit B	-	Form of Securities Account Control Agreement

ii

PLEDGE AGREEMENT dated as of June 30, 2004 (as amended, modified or supplemented from time to time, this “Agreement”) among the LOAN PARTIES from time to time party hereto and BANK OF AMERICA, N.A., as Senior Collateral Agent for the benefit of the Senior Finance Parties referred to herein.

VeriFone, Inc, a Delaware corporation (together with its successors and permitted assigns, the “Borrower”), proposes to enter into a Credit Agreement dated as of June 30, 2004 (as amended, restated, modified or supplemented from time to time and including any agreement extending the maturity of, refinancing or otherwise restructuring all or any portion of the obligations of the Borrower under such agreement or any successor agreement, the “Credit Agreement”) among VeriFone Intermediate Holdings, Inc., a Delaware corporation (together with its successors and permitted assigns, “Holdings”), the Borrower, the banks and other lending institutions from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), the Collateral Agents (as defined below), Bank of America, N.A., as L/C Issuer, Swing Line Lender and Administrative Agent (together with its successor or successors in each such capacity, an “L/C Issuer”, the “Swing Line Lender” and the “Administrative Agent”, respectively), and Credit Suisse First Boston, Cayman Islands Branch, as Syndication Agent (together with its successor or successors in such capacity, the “Syndication Agent”).

Certain Lenders and their affiliates (acting as “Swap Creditors”) (as defined in the Credit Agreement) may from time to time provide forward rate agreements, options, swaps, caps, floors and other Swap Agreements (as defined in the Credit Agreement) to the Loan Parties (as defined below).  To induce the Lenders to enter into the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) and the Swap Creditors to enter into the Swap Agreements, and as a condition precedent to the obligations of the Senior Lenders under the Credit Agreement, VeriFone Holdings, Inc., a Delaware corporation (together with its successors and permitted assigns, “Parent Holdings”), Holdings and certain of the Subsidiaries of Holdings (each a “Guarantor” and, collectively, the “Guarantors”) have agreed, jointly and severally, to provide a guaranty of all obligations of the Borrower and the other Loan Parties under or in respect of the Finance Documents.

As a further condition precedent to the obligations of the Lenders under the Loan Documents, the Borrower and each Guarantor (each a “Loan Party” and, together with each other person that becomes a party hereto pursuant to Section 8.10 hereof and the respective successors and permitted assigns of each of the foregoing, the “Loan Parties”) has agreed or will agree to grant a continuing security interest in favor of the Senior Collateral Agent in and to the Collateral (as hereinafter defined) to secure the Senior Obligations (as hereinafter defined).  Accordingly, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01         Terms Defined in the Credit Agreement.  Capitalized terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

Section 1.02         Terms Defined in the UCC.  Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, the following terms, together with any uncapitalized terms used herein which are defined in the UCC (as defined below), have the respective meanings provided in the UCC: (i) Certificated Security; (ii) Financial Asset; (iii) Investment Property; (iv) Payment Intangibles; (v) Proceeds; (vi) Securities Account; (vii) Securities Intermediary; (viii) Security; (ix) Security Certificate; (x) Uncertificated Security; and (xi) Security Entitlement.

Section 1.03         Additional Definitions.  Terms defined in the introductory section hereof have the respective meanings set forth therein.  The following additional terms, as used herein, have the following respective meanings:

“Account Control Agreement” means (i) with respect to a Deposit Account, a deposit account control agreement, substantially in the form of Exhibit C to the Senior Security Agreement or otherwise containing substantially similar terms and reasonably acceptable in form and substance to the Senior Collateral Agent (which approval shall be deemed given by execution of such agreement), among one or more Loan Parties, the Senior Collateral Agent, the Second Lien Collateral Agent and the bank which maintains such Deposit Account and (ii) with respect to a Securities Account, a securities account control agreement, substantially in the form of Exhibit B hereto or otherwise containing substantially similar terms and reasonably acceptable in form and substance to the Senior Collateral Agent (which approval shall be deemed given by execution of such agreement), among one or more Loan Parties, the Senior Collateral Agent, the Second Lien Collateral Agent and the Securities Intermediary which maintains such Securities Account, in each case as the same may be amended, modified or supplemented from time to time.

“Cash Management Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements) provided by any Lender or its Affiliates in connection with any Loan Document, including obligations for the payment of agreed interest and fees, charges, expenses, Attorney Costs and disbursements in connection therewith.

“Collateral” has the meaning set forth in Section 2.02 of this Agreement.

“Collateral Agents” means the Senior Collateral Agent and the Second Lien Collateral Agent, collectively.

“Delivery” and the corresponding term “Delivered” when used with respect to Collateral means:

(i)            in the case of Collateral constituting Certificated Securities, transfer thereof to the Senior Collateral Agent or its nominee or custodian by physical delivery to the Senior Collateral Agent or its nominee or custodian, such Collateral to be in suitable form for transfer by delivery, or accompanied by undated stock or note transfer powers duly executed in blank;

(ii)           in the case of Collateral constituting Uncertificated Securities, (A) registration thereof on the books and records of the issuer thereof in the name of the Senior Collateral Agent or its nominee or custodian (who may not be a Securities Intermediary) or (B) the execution and delivery by the issuer thereof of an effective agreement, substantially in the form of Exhibit A hereto (each an “Issuer Control Agreement”), pursuant to which such issuer agrees that it will comply with instructions originated by the Senior Collateral Agent or such nominee or custodian without further consent of the registered owner of such Collateral or any other Person;

(iii)          in the case of Collateral constituting Security Entitlements or other Financial Assets deposited in or credited to a Securities Account at the option of the applicable Loan Parties, (A) completion of all actions necessary to constitute the Senior Collateral Agent or its nominee or custodian the entitlement holder with respect to each such Security Entitlement or

(B) the execution and delivery by the relevant Securities Intermediary of an effective Account Control Agreement pursuant to which such Securities Intermediary agrees to comply with all entitlement orders originated by the Senior Collateral Agent or such nominee or custodian without further consent by the relevant entitlement holder or any other Person;

(iv)          in the case of LLC Interests and Partnership Interests which do not constitute Securities, (A) compliance with the provisions of clause (i) above for each such item of Collateral which is represented by a certificate and (B) compliance with the provisions of clause (ii) above for each such item of Collateral which is not evidenced by a certificate;

(v)           in the case of Collateral which constitute Instruments, transfer thereof to the Senior Collateral Agent or its nominee or custodian by physical delivery to the Senior Collateral Agent or its nominee or custodian indorsed to, or registered in the name of, the Senior Collateral Agent or its nominee or custodian or indorsed in blank;

(vi)          in the case of cash, transfer thereof to the Senior Collateral Agent or its nominee or custodian by physical delivery to the Senior Collateral Agent or its nominee or custodian; and

(vii)         in each case such additional or alternative procedures as may hereafter become reasonably appropriate to grant control of, or otherwise perfect a security interest in, any Collateral in favor of the Senior Collateral Agent or their nominee or custodian, consistent with changes in applicable Law or regulations or the interpretation thereof.

“Domestic Subsidiary” means with respect to any Person each Subsidiary of such Person which is organized under the Laws of the United States or any political subdivision or territory thereof, and “Domestic Subsidiaries” means any two or more of them.

“Event of Default” means one or more Events of Default, as such term is defined in the Credit Agreement.

“Federal Securities Laws” has the meaning set forth in Section 6.03(a) of this Agreement.

“Finance Obligations” means:

(i)            all Senior Credit Obligations;

(ii)           all Second Lien Obligations;

(iii)          all Cash Management Obligations owed to a Senior Lender or one or more of its Affiliates; and

(iv)          all Swap Obligations permitted under the Credit Agreement owed or owing to any Swap Creditor;

in each case whether now or hereafter due, owing or incurred in any manner, whether actual or contingent, whether incurred solely or jointly with any other Person and whether as principal or surety (and including all liabilities in connection with any notes, bills or other instruments accepted by any Finance Party in connection therewith), together in each case with all renewals, modifications, consolidations or extensions thereof.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

“General Intangibles” means all “general intangibles” (as defined in the UCC), including, without limitation, (i) all Payment Intangibles and other obligations and indebtedness owing to any Loan Party in respect of Collateral and (ii) all interests in limited liability companies and/or partnerships which interests do not constitute Securities.

“Intercreditor Agreement” means the Intercreditor Agreement, substantially in the form of Exhibit M to the Credit Agreement, dated as of the date hereof among the Administrative Agent, the Senior Collateral Agent, the Second Lien Collateral Agent, Holdings, Parent Holdings and the Borrower, as the same may be amended, modified or supplemented from time to time.

“Instruments” means:

(i)            the promissory notes described on Schedule II hereto, as such Schedule may be amended, supplemented or modified from time to time (the “Pledged Notes”), and all interest, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of or in exchange for any or all of the Pledged Notes;

(ii)           all additional or substitute promissory notes from time to time issued to or otherwise acquired by any Loan Party in any manner in respect of Pledged Notes or otherwise, and all interest, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of such additional or substitute notes; and

(iii)          all promissory notes, bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations constituting “instruments” within the meaning of the UCC; and

to the extent not otherwise included in the foregoing, all cash and non-cash Proceeds thereof.

“LLC Interests” means:

(i)            the limited liability company membership interests described on Schedule III hereto, as such Schedule may be amended, supplemented or modified from time to time (the “Pledged LLC Interests”), and all dividends, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of or in exchange for any or all of the Pledged LLC Interests;

(ii)           all additional or substitute limited liability company membership interests from time to time issued to or otherwise acquired by any Loan Party in any manner in respect of Pledged LLC Interests or otherwise, and all dividends, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of such additional or substitute membership interests;

(iii)          all right, title and interest of any Loan Party in each limited liability company to which any Pledged LLC Interest relates, including, without limitation:

(A)          all interests of such Loan Party in the capital of such limited liability company and in all profits, losses and assets, whether tangible or intangible and whether real, personal or mixed, of such limited liability company, and all other distributions to which such Loan Party shall at any time be entitled in respect of such Pledged LLC Interests;

(B)           all other payments due or to become due to such Loan Party in respect of Pledged LLC Interests, whether under any limited liability company agreement or operating agreement or otherwise and whether as contractual obligations, damages, insurance proceeds or otherwise;

(C)           all of such Loan Party’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at Law or otherwise in respect of such Pledged LLC Interests;

(D)          all present and future claims, if any, of such Loan Party against any such limited liability company for moneys loaned or advanced, for services rendered or otherwise; and

(E)           all of such Loan Party’s rights under any limited liability company agreement or operating agreement or at Law to exercise and enforce every right, power, remedy, authority, option and privilege of such Loan Party relating to such Pledged LLC Interests, including any power to terminate, cancel or modify any limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Loan Party in respect of such Pledged LLC Interests and any such limited liability company, to make determinations, to exercise any election (including, without limitation, election of remedies) or option to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or give receipt for any of the foregoing or for any assets of any such limited liability company, to enforce or execute any checks or other instruments or orders, to file any claims and to take any other action in connection with any of the foregoing; and

to the extent not otherwise included in the foregoing, all cash and non-cash Proceeds thereof.

“Loan Party” means Holdings, Parent Holdings, the Borrower or any Subsidiary Guarantor, and “Loan Parties” means any combination of the forgoing.

“paid in full” and “payment in full” means, with respect to any Finance Obligation, the occurrence of all of the foregoing:  (i) with respect to such Finance Obligations other than (A) contingent indemnification obligations, Swap Obligations and Cash Management Obligations not then due and payable and (B) to the extent covered by clause (ii) below, obligations with respect to undrawn Letters of Credit, payment in full thereof in cash (or otherwise to the written satisfaction of the Finance Parties owed such Finance Obligations), (ii) with respect to any undrawn Letter of Credit, the obligations under which are included in such Finance Obligations, (A) the cancellation thereof and payment in full of all resulting Finance Obligations pursuant to clause (i) above or (B) the receipt of cash collateral (or a backstop letter of credit in respect thereof on terms acceptable to the applicable L/C Issuer and the Administrative Agent) in an amount at least equal to 102% of the L/C Obligations for such Letter of Credit and (iii) if such Finance Obligations consist of all the Credit Obligations under or in respect of the Revolving Commitments, the Term B Commitments or the Second Lien Commitments, termination of all

Commitments and all other obligations of the Lenders in respect of such Commitments under the Loan Documents.

“Partnership Interests” means:

(i)            the partnership interests described on Schedule IV hereto, as such Schedule may be amended, supplemented or modified from time to time (the “Pledged Partnership Interests”), and all dividends, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of or in exchange for any or all of the Pledged Partnership Interests;

(ii)           all additional or substitute partnership interests from time to time issued to or otherwise acquired by any Loan Party in any manner in respect of Pledged Partnership Interests or otherwise, and all dividends, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of such additional or substitute partnership interests;

(iii)          all right, title and interest of any Loan Party in each partnership to which any Pledged Partnership Interest relates, including, without limitation:

(A)          all interests of such Loan Party in the capital of such partnership and in all profits, losses and assets, whether tangible or intangible and whether real, personal or mixed, of such partnership, and all other distributions to which such Loan Party shall at any time be entitled in respect of such Pledged Partnership Interests;

(B)           all other payments due or to become due to such Loan Party in respect of Pledged Partnership Interests, whether under any partnership agreement or otherwise and whether as contractual obligations, damages, insurance proceeds or otherwise;

(C)           all of such Loan Party’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement, or at Law or otherwise in respect of such Pledged Partnership Interests;

(D)          all present and future claims, if any, of such Loan Party against any such partnership for moneys loaned or advanced, for services rendered or otherwise; and

(E)           all of such Loan Party’s rights under any partnership agreement or at Law to exercise and enforce every right, power, remedy, authority, option and privilege of such Loan Party relating to such Pledged Partnership Interests, including any power to terminate, cancel or modify any partnership agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Loan Party in respect of such Pledged Partnership Interests and any such partnership, to make determinations, to exercise any election (including, without limitation, election of remedies) or option to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or give receipt for any of the foregoing or for any  assets of any such partnership, to enforce or execute any checks or other instruments or orders, to file any claims and to take any other action in connection with any of the foregoing; and

to the extent not otherwise included in the foregoing, all cash and non-cash Proceeds thereof.

“Perfection Certificate” means with respect to each Loan Party a certificate, substantially in the form of Exhibit G-3 to the Credit Agreement, completed and supplemented with the schedules and attachments contemplated thereby.

“Permitted Liens” means the Lien in favor of the Second Lien Collateral Agent securing the payment and performance of the Second Lien Obligations and any other Lien referred to in, and permitted by, Section 7.02 of the Credit Agreement.

“Pledge Agreement” means this Agreement, as the same may be amended, supplemented or modified from time to time.

“Pledged LLC Interests” has the meaning set forth in clause (i) of the definition of “LLC Interests”.

“Pledged Notes” has the meaning set forth in clause (i) of the definition of “Instruments”.

“Pledged Partnership Interests” has the meaning set forth in clause (i) of the definition of “Partnership Interests”.

“Pledged Shares” has the meaning set forth in clause (i) of the definition of “Stock”.

“Requisite Priority Lien” means a valid and perfected first priority security interest in favor of the Senior Collateral Agent for the benefit of the Senior Finance Parties and securing the Senior Obligations.

“Second Lien Collateral Agent” means Bank of America, N.A., in its capacity as collateral agent for the Second Lien Lenders under the Credit Agreement and the Collateral Documents, and its permitted successor or successors in such capacity and, if there is no acting Second Lien Collateral Agent under the Credit Agreement and the Collateral Documents, the Required Second Lien Lenders.

“Second Lien Credit Party” means each Second Lien Lender, the Second Lien Collateral Agent and each Indemnitee in respect of Second Lien Loans and their respective successors and assigns, and “Second Lien Credit Parties” means any two or more of them, collectively.

“Second Lien Lenders” means each bank or other lending institution identified on Schedule 2.01 to the Credit Agreement as having a Second Lien Commitment and each Eligible Assignee which acquires a Second Lien Loan pursuant to Section 10.07(b) of the Credit Agreement and their respective successors.

“Second Lien Obligations” means, with respect to each Loan Party, without duplication:

(i)            in the case of the Borrower, all principal of and interest (including, without limitation, any interest which accrues after the commencement of any proceeding under any Debtor Relief Law with respect to the Borrower to the extent allowed or allowable as a claim in any such proceeding) on any Second Lien Loan under, or any Second Lien Note issued pursuant to, the Credit Agreement or any other Loan Document;

(ii)           all fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by such Loan Party in respect of any Second Lien Loan

(including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to such Loan Party to the extent allowed or allowable as a claim in any such proceeding) pursuant to the Credit Agreement, this Agreement or any other Loan Document;

(iii)          all expenses of the Second Lien Collateral Agent as to which the Second Lien Collateral Agent has a right to reimbursement by such Loan Party under Section 10.04 of the Credit Agreement or under any other similar provision of any other Loan Document, including, without limitation, any and all sums advanced by the Second Lien Collateral Agent to preserve the Collateral or preserve its security interests in the Collateral to the extent permitted under any Loan Document or applicable Law;

(iv)          all amounts paid by any Indemnitee in respect of any Second Lien Loan as to which such Indemnitee has the right to reimbursement by such Loan Party under Section 10.05 of the Credit Agreement or under any other similar provision of any other Loan Document; and

(v)           in the case of Holdings, Parent Holdings, and each Subsidiary Guarantor, all amounts now or hereafter payable by Holdings, Parent Holdings or such Subsidiary Guarantor and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to the Borrower, Holdings, Parent Holdings or such Subsidiary Guarantor to the extent allowed or allowable as a claim in any such proceeding) on the part of Holdings, Parent Holdings or such Subsidiary Guarantor under or in respect of the Second Lien Loans pursuant to the Credit Agreement, the Guaranty or any other Loan Document;

together in each case with all renewals, modifications, consolidations or extensions thereof.

“Second Lien Pledge Agreement” means the Pledge Agreement, substantially in the form of Exhibit G-2B to the Credit Agreement, dated as of the date hereof among Holdings, Parent Holdings, the Borrower, the Subsidiary Guarantors and the Second Lien Collateral Agent, as the same may be amended, modified or supplemented from time to time.

“Second Lien Security Agreement” means the Security Agreement, substantially in the form of Exhibit G-1B to the Credit Agreement, dated as of the date hereof among Holdings, Parent Holdings, the Borrower, the Subsidiary Guarantors and the Second Lien Collateral Agent, as the same may be amended, modified or supplemented from time to time.

“Security Interest” means the security interest granted in favor of the Senior Collateral Agent pursuant to Section 2.01 hereof for the benefit of the Senior Finance Parties securing the Senior Obligations.

“Senior Collateral Agent” means Bank of America, N.A., in its capacity as collateral agent for the Senior Finance Parties under the Senior Finance Documents, and its permitted successor or successors in such capacity and, if there is no acting Senior Collateral Agent under the Senior Finance Documents, the Required Senior Lenders.

“Senior Credit Obligations” means:

(i)            in the case of the Borrower, all principal of and interest (including, without limitation, any interest which accrues after the commencement of any proceeding under any Debtor Relief Law with respect to the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on any Revolving Loan, Term B Loan or L/C Obligation under, or any Revolving Note, Term B Note or Swingline Note issued pursuant to, the Credit Agreement or any other Loan Document;

(ii)           all fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by such Loan Party in respect of any Revolving Loan, Term B Loan or L/C Obligation under, or any Revolving Note, Term B Note or Swingline Note issued pursuant to, the Credit Agreement or any other Loan Document (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to such Loan Party, whether or not allowed or allowable as a claim in any such proceeding) pursuant to the Credit Agreement, this Agreement or any other Loan Document;

(iii)          all expenses of the Administrative Agent or the Senior Collateral Agent as to which it has a right to reimbursement under Section 8.03(a) or (b) of this Agreement or under any other similar provision of any other Loan Document, including, without limitation, any and all sums advanced by the Senior Collateral Agent to preserve any Collateral or preserve its security interests in any Collateral;

(iv)          all amounts paid by any Indemnitee in respect of any Revolving Loan, Term B Loan or L/C Obligation under, or any Revolving Note, Term B Note or Swingline Note issued pursuant to, the Credit Agreement or any other Loan Document as to which such Indemnitee has the right to reimbursement by such Loan Party under as to which such Indemnitee has the right to reimbursement under Section 10.05 of the Credit Agreement or under any other similar provision of any other Loan Document; and

(v)           in the case of Holdings, Parent Holdings and each Subsidiary Guarantor, all amounts now or hereafter payable by Holdings, Parent Holdings or such Subsidiary Guarantor and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to the Borrower, Holdings, Parent Holdings or such Subsidiary Guarantor under or in respect of any Revolving Loan, Swing Line Loan, Term B Loan or L/C Obligation under, or any Revolving Note, Swing Line Note or Term B Note issued pursuant to, the Credit Agreement or any other Loan Document, whether or not allowed or allowable as a claim in any such proceeding) on the part of Holdings, Parent Holdings or such Subsidiary Guarantor pursuant to the Credit Agreement, the Guaranty or any other Loan Document;

together in each case with all renewals, modifications, consolidations or extensions thereof (including by virtue of any Facilities Increase under the Credit Agreement).

“Senior Credit Party” means each Senior Lender (including any Affiliate in respect of any Cash Management Obligations), each L/C Issuer, the Administrative Agent, the Senior Collateral Agent and each Indemnitee in respect of Senior Loans and their respective successors and assigns, and “Senior Finance Parties” means any two or more of them, collectively.

“Senior Finance Documents” means (i) each Loan Document, (ii) each Swap Agreement permitted under the Credit Agreement with one or more Swap Creditors and (iii) each agreement or instrument governing Cash Management Obligations between any Loan Party and a Senior Lender.

“Senior Finance Party” means each Finance Party other than a Second Lien Credit Party.

“Senior Obligations” means, at any date, all Finance Obligations, other than Second Lien Obligations.

“Senior Security Agreement” means the Security Agreement, substantially in the form of Exhibit G-1A to the Credit Agreement, dated as of the date hereof among Holdings, Parent Holdings, the Borrower, the Subsidiary Guarantors and the Senior Collateral Agent, as the same may be amended, modified or supplemented from time to time.

“Stock” means:

(i)            the shares of capital stock and other Securities described on Schedule I hereto, as such Schedule may be amended, supplemented or modified from time to time (the “Pledged Shares”), and all dividends, interest, distributions, cash, instruments and other property, income, profits and proceeds from time to time received, receivable or otherwise made upon or distributed in respect of or in exchange for any or all of the Pledged Shares; and

(ii)           all additional or substitute shares of capital stock or other equity interests of any class of any issuer from time to time issued to or otherwise acquired by any Loan Party in any manner in respect of Pledged Shares or otherwise, the certificates representing such additional or substitute shares, and all dividends, interest, distributions, cash, instruments and other property, income, profits and proceeds from time to time received, receivable or otherwise made upon or distributed in respect of or in exchange for any or all of such additional or substitute shares; and

to the extent not otherwise included in the foregoing, all cash and non-cash proceeds thereof.

“Supporting Obligation” means a letter-of-credit right, Guarantee or other secondary obligation supporting or any Lien securing the payment or performance of one or more Instruments, Investment Property or other item of Collateral.

“Swap Agreement” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement.

“Swap Creditor” means any Lender or any Affiliate of any Lender from time to time party to one or more Swap Agreements permitted under the Credit Agreement with a Loan Party (even if any such Lender for any reason ceases after the execution of such agreement to be a Lender thereunder), and its successors and assigns, and “Swap Creditors” means any two or more of such Swap Creditors.

“Swap Obligations” of any Person means all obligations (including, without limitation, any amounts which accrue after the commencement of any bankruptcy or insolvency proceeding with respect to such Person, whether or not allowed or allowable as a claim under any proceeding under any Debtor Relief Law) of such Person in respect of any Swap Agreement, excluding any amounts which such Person is entitled to set-off against its obligations under applicable Law.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of Law, the perfection, the effect of perfection or non-perfection or the priority of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

Section 1.04         Terms Generally.  The definitions in Sections 1.02 and 1.03 shall apply equally to both the singular and plural forms of the terms defined, except for terms defined in both the singular and the plural form.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context, shall otherwise require.  Unless otherwise expressly provided herein, the word “day” means a calendar day.

ARTICLE II
THE SECURITY INTERESTS

Section 2.01         Grant of Security Interests.  To secure the due and punctual payment of the Senior Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof and to secure the performance of all of the obligations of each Loan Party hereunder and under the other Finance Documents in respect of the Senior Obligations, each Loan Party hereby grants to the Senior Collateral Agent for the benefit of the Senior Finance Parties a security interest in, and each Loan Party hereby pledges and collaterally assigns to the Senior Collateral Agent for the benefit of the Senior Finance Parties, all of such Loan Party’s right, title and interest in, to and under the Collateral.

Section 2.02         Collateral.  All right, title and interest of each Loan Party in, to and under the following property, whether now owned or existing or hereafter acquired by a Loan Party, created or arising, whether tangible or intangible, and regardless of where located, are herein collectively called the “Collateral”:

(i)            Stock;

(ii)           Instruments;

(iii)          LLC Interests;

(iv)          Partnership Interests;

(v)           Investment Property;

(vi)          Financial Assets;

(vii)         all General Intangibles; and

(viii)        to the extent not otherwise included, all Proceeds of all or any of the Collateral described in clauses (i) through (vi) hereof;

provided, however, that the Collateral shall not include (x) cash or other distributions in respect of federal, state and/or local income taxes payable by any Loan Party or any direct or indirect equity holder of any Loan Party in respect of the income and profits of any limited liability company, partnership or other entity which is not a corporation for United States federal income tax purposes or (y) except as otherwise required by Section 6.12(d) of the Credit Agreement, shares of capital stock having voting power in excess of 65% of the voting power of all classes of capital stock of a Foreign Subsidiary of any Loan Party if, and solely to the extent that, the inclusion of such shares of capital stock hereunder would cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed repatriation of the earnings of such Foreign Subsidiary to such Foreign Subsidiary’s United States parent for Untied States federal income tax purposes.

Section 2.03         Security Interests Absolute.  All rights of the Senior Collateral Agent, all security interests hereunder and all obligations of each Loan Party hereunder are unconditional and absolute and independent and separate from any other security for or guaranty of the Senior Obligations, whether executed by such Loan Party, any other Loan Party or any other Person.  Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be released, discharged or otherwise affected or impaired by:

(i)            any extension, renewal, settlement, compromise, acceleration, waiver or release in respect of any obligation of any other Loan Party under any Finance Document or any other agreement or instrument evidencing or securing any Finance Obligation, by operation of Law or otherwise;

(ii)           any change in the manner, place, time or terms of payment of any Finance Obligation or any other amendment, supplement or modification to any Finance Document or any other agreement or instrument evidencing or securing any Finance Obligation;

(iii)          any release, non-perfection or invalidity of any direct or indirect security for any Finance Obligation, any sale, exchange, surrender, realization upon, offset against or other action in respect of any direct or indirect security for any Finance Obligation or any release of any other obligor or Loan Parties in respect of any Finance Obligation;

(iv)          any change in the existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy, reorganization, arrangement, readjustment, composition, liquidation or other similar proceeding affecting any Loan Party or its assets or any resulting disallowance, release or discharge of all or any portion of any Finance Obligation;

(v)           the existence of any claim, set-off or other right which any Loan Party may have at any time against the Borrower, any other Loan Party, any Agent, any other Finance Party or any other Person, whether in connection herewith or any unrelated transaction; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi)          any invalidity or unenforceability relating to or against the Borrower or any other Loan Party for any reason of any Finance Document or any other agreement or instrument evidencing or securing any Finance Obligation or any provision of applicable Law or regulation purporting to prohibit the payment by the Borrower or any other Loan Party of any Finance Obligation;

(vii)         any failure by any Finance Party:  (A) to file or enforce a claim against any Loan Party or its estate (in a bankruptcy or other proceeding); (B) to give notice of the existence, creation or incurrence by any Loan Party of any new or additional indebtedness or obligation under or with respect to the Finance Obligations; (C) to commence any action against any Loan Party; (D) to disclose to any Loan Party any facts which such Finance Party may now or hereafter know with regard to any Loan Party; or (E) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Finance Obligations;

(viii)        any direction as to application of payment by the Borrower, any other Loan Party or any other Person;

(ix)           any subordination by any Finance Party of the payment of any Finance Obligation to the payment of any other liability (whether matured or unmatured) of any Loan Party to its creditors;

(x)            any act or failure to act by any Collateral Agent or any other Finance Party under this Agreement or otherwise which may deprive any Loan Party of any right to subrogation, contribution or reimbursement against any other Loan Party or any right to recover full indemnity for any payments made by such Loan Party in respect of the Finance Obligations; or

(xi)           any other act or omission to act or delay of any kind by any Loan Party or any Finance Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of any Loan Party’s obligations hereunder, except that a Loan Party may assert the defense of final payment in full of the Senior Obligations.

Each Loan Party has irrevocably and unconditionally delivered this Agreement to the Senior Collateral Agent, for the benefit of the Senior Finance Parties, and the failure by any other Person to sign this Agreement or a pledge agreement similar to this Agreement or otherwise shall not discharge the obligations of any Loan Party hereunder.

This Agreement shall remain fully enforceable against each Loan Party irrespective of any defenses that any other Loan Party may have or assert in respect of the Finance Obligations, including, without limitation, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, except that a Loan Party may assert the defense of final payment in full of the Senior Obligations.

Section 2.04         Continuing Liability of the Loan Parties.  The Security Interest is granted as security only and shall not subject the Senior Collateral Agent or any Senior Finance Party to, or transfer or in any way affect or modify, any obligation or liability of any Loan Party with respect to any of the Collateral or any transaction in connection therewith.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants that:

Section 3.01         Title to Collateral.  Such Loan Party is the legal, record and beneficial owner of, and has good and sufficient legal title to, all of the Collateral pledged by it hereunder, free and clear of any Liens other than Permitted Liens and Liens securing indebtedness to be repaid with the proceeds of the initial Loans under the Credit Agreement and in respect of which the Administrative Agent has received pay-off letters and instruments appropriate under local Law to effect the termination of such Liens.  Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interest and Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral.  No Collateral is in the possession or control of any Person asserting any claim thereto or security interest therein, except that the Senior Collateral Agent or its nominee, custodian or a Securities Intermediary acting on its behalf, and the Senior Collateral Agent acting as bailee for the Second Lien Collateral Agent pursuant to the Intercreditor Agreement, may have possession and/or control of Collateral as contemplated hereby and by the other Loan Documents.

Section 3.02         Validity, Perfection and Priority of Security Interests.  The Security Interest constitutes a valid security interest under the UCC securing the Senior Obligations.  Upon Delivery of all Collateral to the Senior Collateral Agent in accordance with the provisions hereof and the timely and proper filing of Uniform Commercial Code financing statements stating that the same covers “all assets of the Debtor”, “all personal property of the Debtor” or words of similar import in the offices specified on Schedule 4.01 of the Senior Security Agreement, the Security Interest shall constitute a Requisite Priority Lien in all right, title and interest of such Loan Party in the Collateral (subject to the requirements of Section 9-315 of the UCC with respect to any proceeds of Collateral and to the further requirement that additional steps may be necessary to perfect the Security Interest in dividends or other distributions in kind), and, to the extent control of such Collateral may be obtained pursuant to Article 8 and/or 9 of the UCC, the Senior Collateral Agent will have control of the Collateral subject to no adverse claims of any Person.  Except as set forth on Schedule 4.01 of the Senior Security Agreement, on and as of the date hereof no registration, recordation or filing with any Governmental Authority is required in connection with the execution or delivery of this Agreement, or necessary for the validity or enforceability hereof or for the perfection of the Security Interest.  The security interest created hereunder in favor of the Senior Collateral Agent for the benefit of the Senior Finance Parties shall be prior to all other Liens on the Collateral except for Permitted Liens (exclusive of those in favor of the Second Lien Collateral Agent) having priority over the Senior Collateral Agent’s Lien by operation of Law or otherwise as permitted under the Credit Agreement.

Section 3.03         Collateral.

(a)           Schedules I, II, III and IV hereto (as such schedules may be amended, supplemented or modified from time to time) set forth (i) the name and jurisdiction of organization of, and the ownership interest (including percentage owned and number of shares, units or other equity interests) of such Loan Party in the Shares, LLC Interests and Partnership Interests issued by each of such Loan Party’s direct Subsidiaries which are required to be included in the Collateral and pledged hereunder, (ii) all other Shares, LLC Interests and Partnership Interests directly owned by such Loan Party that are required to be included in the Collateral and pledged hereunder and (iii) the issuer, date of issuance and amount of all promissory notes having a face value in excess of $500,000 directly owned or held by such Loan Party that are required to be included in the Collateral and pledged hereunder.  Such Loan Party holds all such Collateral directly (i.e., not through a Subsidiary, Securities Intermediary or any other Person).

(b)           All Collateral consisting of Pledged Shares, Pledged LLC Interests and Pledged Partnership Interests has been duly authorized and validly issued, is fully paid and with respect to capital stock of a corporation, non-assessable and is subject to no options to purchase or similar rights of any Person.  Except as set forth on Schedules I, III and IV hereto, (i) such Collateral constitutes 100% of the issued and outstanding shares of capital stock or other equity interests of the respective issuers thereof, (ii) no issuer of Collateral has outstanding any security convertible into or exchangeable for any shares of its capital stock or other equity interests or any warrant, option, convertible security, instrument or other interest entitling the holder thereof to acquire any such shares or any security convertible into or exchangeable for such shares, (iii) there are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of such shares of its capital stock and (iv) there are no Liens or agreements, arrangements or obligations to create or give any Lien relating to any such shares of capital stock.  No Loan Party is now and or will become a party to or otherwise bound by any agreement, other than this Agreement or the Loan Documents, which restricts in any adverse manner the rights of the Senior Collateral Agent or any other present or future holder of any Collateral with respect thereto.

Section 3.04         No Consents.  Except for filings necessary to perfect the Security Interest, no consent of any other Person (including, without limitation, any stockholder or creditor of such Loan Party or any of its Subsidiaries) and no order, material consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any Governmental Authority is required to be obtained by such Loan Party in connection with the execution, delivery or performance of this Agreement, or in connection with the exercise of the rights and remedies of the Senior Collateral Agent pursuant to this Agreement, except as may be required by the Intercreditor Agreement or in connection with the disposition of the Collateral by Laws affecting the offering and sale of securities generally.

ARTICLE IV
COVENANTS

Each Loan Party covenants and agrees that until the payment in full of all Senior Obligations (other than contingent indemnification obligations) and until there is no commitment by any Senior Finance Party to make further advances, incur obligations or otherwise give value, such Loan Party will comply with the following:

Section 4.01         Delivery of Collateral.  All Collateral (other than “Excepted Instruments” as defined in Section 4.06 of the Senior Security Agreement) shall be Delivered to and held by or on behalf of the Senior Collateral Agent pursuant hereto; provided that so long as no Event of Default shall have occurred and be continuing, and except as required by the Senior Security Agreement or any other Loan Document, each Loan Party may retain any Collateral (unless otherwise provided in Section 2.05(b) of the Senior Security Agreement) (i) consisting of checks, drafts and other Instruments (other than Pledged Notes and any additional or substitute promissory notes issued to or otherwise acquired by such Loan Party in respect of Pledged Notes) received by it in the ordinary course of business or (ii) which it is otherwise entitled to receive and retain pursuant to Section 5.01 hereof, and the Senior Collateral Agent shall, promptly upon request of any Loan Party, make appropriate arrangements for making any Collateral consisting of an Instrument or a Certificated Security pledged by such Loan Party available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Senior Collateral Agent, against trust receipt or like document).  All Collateral Delivered hereunder shall be accompanied by any required transfer tax stamps.  The Senior Collateral Agent shall have the right at any time upon the occurrence and during the continuance of an Event of Default, and upon notice to any Loan Party, to cause any or all of the Collateral to be transferred of record into the name of the Senior Collateral Agent or its nominee.  Each Loan Party will promptly give the Senior Collateral Agent copies of any material notices or other material communications received by it with respect to Collateral registered in the name of such Loan Party, and the Senior Collateral Agent will promptly give each Loan Party copies of any material notices and material communications received by the Senior Collateral Agent with respect to Collateral registered in the name of the Senior Collateral Agent or its nominee or custodian.

Section 4.02         Delivery of Perfection Certificate; Filing of Financing Statements and Delivery of Search Reports.  On or prior to the Closing Date, such Loan Party shall deliver its Perfection Certificate to the Senior Collateral Agent and shall authorize all filings and recordings and other actions specified on Schedule 4.01 to the Senior Security Agreement to be completed.  The information set forth in the Perfection Certificate shall be correct and complete as of the Closing Date.

Section 4.03         Change of Name, Organizational Structure or Location; Subjection to Other Security Agreements.  Such Loan Party will not change the location of any Collateral or its name, organizational structure or location (determined as provided in Section 9-307 of the UCC) in any manner, and shall not become bound, as provided in Section 9-203(d) of the UCC, by a security agreement entered into by another Person, in each case unless it shall have given the Senior Collateral Agent not less than 20 days’ prior notice thereof.  Such Loan Party shall not in any event change the location of any Collateral or its name, organizational structure or location (determined as provided in Section 9-307 of the UCC), or become bound, as provided in Section 9-203(d) of the UCC, by a security agreement entered into by another Person, if such change would cause the Security Interest in any Collateral to lapse or cease to be perfected unless such Loan Party has taken on or before the date of lapse all actions necessary to ensure that the Security Interest in the Collateral do not lapse or cease to be perfected.

Section 4.04         Further Actions.  Such Loan Party will, from time to time at its expense and in such manner and form as the Senior Collateral Agent may reasonably request, execute, deliver, file and record or authorize the recording of any financing statement, specific assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings of financing or continuation statements under the Uniform Commercial Code) that from time to time may be necessary or advisable, or that the Senior Collateral Agent may request, in order to create, preserve, perfect or maintain the Security Interest or to enable the Senior Collateral Agent and the Senior Finance Parties to exercise and enforce any of its rights, powers and remedies created hereunder or under applicable Law with respect to any of the Collateral.  Such Loan Party shall maintain the Security Interest as a Requisite Priority Lien (subject to Permitted Liens (exclusive of those in favor of the Second Lien Collateral Agent) having priority by operation of Law over the Senior Collateral Agent’s Lien) and shall defend such security interests and such priority against the claims and demands of all Persons to the extent adverse to such Loan Party’s ownership rights or otherwise inconsistent with this Agreement or the other Loan Documents.  To the extent permitted by applicable Law, such Loan Party hereby authorizes the Senior Collateral Agent to execute and file, in the name of such Loan Party or otherwise and without separate authorization or authentication of such Loan Party appearing thereon, such Uniform Commercial Code financing statements or continuation statements as the Senior Collateral Agent in its sole discretion may deem necessary or reasonably appropriate to further perfect or maintain the perfection of the Security Interest.  Such Loan Party agrees that, except to the extent that any filing office requires otherwise, a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.  The Loan Parties shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning the Collateral.

Section 4.05         Disposition of Collateral.  Such Loan Party will not sell, exchange, assign or otherwise dispose of, or grant any option with respect to, any Collateral or create or suffer to exist any Lien (other than the Security Interest, the security interest in favor of the Second Lien Collateral Agent securing the Second Lien Obligations and other Permitted Liens) on any Collateral except that, subject to the rights of the Senior Collateral Agent hereunder and, if so provided in the Intercreditor

Agreement, to the rights of the Second Lien Collateral Agent under the Second Lien Security Agreement if an Event of Default shall have occurred and be continuing, such Loan Party may sell, exchange, assign or otherwise dispose of, or grant options with respect to, Collateral to the extent expressly permitted by the Credit Agreement, whereupon, in the case of any such disposition, the Security Interest created hereby in such item (but not in any Proceeds arising from such disposition) shall cease immediately without any further action on the part of the Senior Collateral Agent.

Section 4.06         Additional Collateral.  Such Loan Party will cause each issuer of the Collateral that is a Subsidiary of such Loan Party not to issue any stock, other securities, limited liability company membership interests, partnership interests, promissory notes or other instruments in addition to or in substitution for the Pledged Shares, Pledged LLC Interests, Pledged Partnership Interests and Pledged Notes issued by such issuer (in each case, to the extent that any of such instruments constitute Collateral), except to such Loan Party or pursuant to a Qualifying IPO or ratably to all then existing holders of Equity Interests of such issuer and, in the event that any issuer of Collateral at any time issues any additional or substitute stock, other securities, limited liability company membership interests, partnership interests, promissory notes or other instruments to such Loan Party, such Loan Party will promptly Deliver all such items (in each case, to the extent that such items constitute Collateral) to the Senior Collateral Agent to hold as Collateral hereunder and will within 30 days thereafter deliver to the Senior Collateral Agent a certificate executed by an authorized officer of such Loan Party describing such Pledged Shares, Pledged LLC Interests, Pledged Partnership Interests and/or Pledged Notes, attaching such supplements to Schedules I through V hereto as are necessary to cause such Schedules to be complete and accurate at such time and certifying that such Pledged Shares, Pledged LLC Interests, Pledged Partnership Interests and/or Pledged Notes have been duly pledged with the Senior Collateral Agent hereunder.

Section 4.07         Information Regarding Collateral.  Such Loan Party will, upon request, provide to the Senior Collateral Agent all information and evidence it may reasonably request concerning the Collateral to enable the Senior Collateral Agent to enforce the provisions of this Agreement.

ARTICLE V
DISTRIBUTIONS ON COLLATERAL; VOTING

Section 5.01         Right to Receive Distributions on Collateral; Voting.

(a)           Unless and until (i) an Event of Default shall have occurred and be continuing and (ii) written notice thereof shall have been given by the Senior Collateral Agent to the relevant Loan Party (provided that if an Event of Default specified in Section 8.01(f) of the Credit Agreement shall occur, no such notice shall be required):

(i)            Each Loan Party shall be entitled to exercise any and all voting, management, administration and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement and the other Loan Documents; provided, however, that each Loan Party shall give the Senior Collateral Agent at least three days’ written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right, and no Loan Party shall exercise or refrain from exercising any such right if, in the Senior Collateral Agent’s judgment, such action would violate or be inconsistent with any of the terms of this Agreement, any other Loan Document, or would have the effect of impairing the position or interest of the Senior Collateral Agent hereunder or thereunder.

(ii)           Each Loan Party shall be entitled to receive and retain any and all dividends, interest, distributions, cash, instruments and other payments and distributions made upon or in respect of the Collateral; provided, however, that any and all:

(A)          dividends, interest and other payments and distributions paid other than in cash or Cash Equivalents in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral, except as expressly permitted by Section 7.07 of the Credit Agreement;

(B)           dividends and other payments and distributions paid in cash or Cash Equivalents in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus (it being understood that the Equity Distribution shall not constitute a dividend, payment or distribution under this clause (B));

(C)           additional stock, other securities, limited liability company membership interests, partnership interests, promissory notes or other instruments or property paid or distributed in respect of any Pledged Shares, Pledged LLC Interests or Pledged Partnership Interests by way of share-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement (it being understood that common stock of Parent Holdings or Holdings issued in a Qualifying IPO shall not be subject to this clause (C));

(D)          all other or additional stock, other securities, limited liability company membership interests, partnership interests, promissory notes or other instruments or property which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of shares, conveyance of assets, liquidation or similar reorganization; and

(E)           cash paid, payable or otherwise distributed in respect of principal of, in redemption of, or in exchange for, any Collateral;

shall be forthwith (i) Delivered to the Senior Collateral Agent or its nominee or custodian to hold as Collateral hereunder or (ii) in the case of any amount referred to in this Section 5.01(a)(ii) paid or distributed in cash, forthwith deposited in a Deposit Account maintained with the Senior Collateral Agent or with respect to which an effective Account Control Agreement as contemplated by Section 4.12 of the Senior Security Agreement has been delivered to the Senior Collateral Agent and shall, if received by any Loan Party, be received in trust for the benefit of the Senior Collateral Agent, be segregated from the other property or funds of such Loan Party and be forthwith Delivered, in the same form as so received, to the Senior Collateral Agent or its nominee or custodian to hold as Collateral or deposited in a Deposit Account as contemplated by clause (ii) above.

(iii)          The Senior Collateral Agent shall, upon receiving a written request from any Loan Party accompanied by a certificate signed by an authorized officer of such Loan Party stating that no Event of Default has occurred and is continuing, execute and deliver (or cause to be executed and delivered) to such Loan Party or as specified in such request all proxies, powers of attorney, consents, ratifications and waivers and other instruments as such Loan Party may reasonably request for the purpose of enabling such Loan Party to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, interest, distributions, cash, instruments or other payments or distributions which it is authorized to receive and retain pursuant to paragraph (ii) above in respect of any of the Collateral which is registered in the name of the Senior Collateral Agent or its nominee.

(b)           Upon the occurrence and during the continuance of an Event of Default under Section 8.01(f) of the Credit Agreement or any other Event of Default in respect of which the Senior Collateral Agent has given the Loan Parties notice as required by Section 5.01(a) and notice to such Loan Party hereof:

(i)            All rights of each Loan Party to receive the dividends, interest, distributions, cash, instruments and other payments and distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.01(a)(ii) shall cease, and all such rights shall thereupon become vested in the Senior Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends, interest, distributions, cash, instruments and other payments and distributions; provided that all cash dividends and other cash distributions in respect of federal, state and/or local income taxes payable by any Loan Party or any direct or indirect equity holder of any Loan Party in respect of income and profits of any limited liability company, partnership or other entity which is not a corporation for United States federal income tax purposes shall be paid to the respective Loan Party free and clear of any Liens created hereby regardless of whether an Event of Default shall have occurred and be continuing.

(ii)           All dividends, interest, distributions, cash, instruments and other payments and distributions which are received by any Loan Party contrary to the provisions of paragraph (i) of this Section 5.01(b) shall be received in trust for the benefit of the Senior Collateral Agent, shall be segregated from other property or funds of such Loan Party and shall be forthwith Delivered, in the same form as so received to the Senior Collateral Agent or its nominee or custodian to hold as Collateral.

(c)           Upon the occurrence and during the continuance of an Event of Default and upon reasonable notice by the Senior Collateral Agent to a Loan Party, all rights of such Loan Party to exercise the voting, management, administration and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5.01(a)(i) shall cease, all such rights shall thereupon become vested in the Senior Collateral Agent, who shall thereupon have the sole right to exercise such voting and other consensual rights, and such Loan Party shall take all actions as may be necessary or appropriate to effect such right of the Senior Collateral Agent.

ARTICLE VI
GENERAL AUTHORITY; REMEDIES

Section 6.01         General Authority.  Until such time as the Senior Obligations shall have been paid in full (other than contingent indemnification obligations) and until there is no commitment by any Senior Credit Party to make further advances, incur obligations or otherwise give value, each Loan Party hereby irrevocably appoints the Senior Collateral Agent and any officer or agent thereof as its true and lawful attorney-in-fact, with full power of substitution, in the name of such Loan Party, the Senior Collateral Agent, the Senior Finance Parties or otherwise, for the sole use and benefit of the Senior Collateral Agent and the Senior Finance Parties, but at such Loan Party’s expense, to the extent permitted by Law, to exercise at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral; such power, being coupled with an interest, is irrevocable until the Senior Obligations are paid in full (other than contingent indemnification obligations) and until there is no commitment by any Senior Credit Party to make further advances, incur obligations or otherwise give value:

(i)            to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement;

(ii)           to receive, take, indorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable Instruments taken or received by such Loan Party as, or in connection with, the Collateral;

(iii)          to accelerate any Pledged Note which may be accelerated in accordance with its terms, and to otherwise demand, sue for, collect, receive and give acquittance for any and all monies due or to become due on or by virtue of any Collateral;

(iv)          to commence, settle, compromise, compound, prosecute, defend or adjust any claim, suit, action or proceeding with respect to, or in connection with, the Collateral;

(v)           to sell, transfer, assign or otherwise deal in or with the Collateral or the Proceeds or avails thereof, as fully and effectually as if the Senior Collateral Agent were the absolute owner thereof;

(vi)          to extend the time of payment of any or all of the Collateral and to make any allowance and other adjustments with respect thereto;

(vii)         subject to the giving of notice to the relevant Loan Party in accordance with Section 5.01(a) hereof, to vote all or any part of the Pledged Shares, Pledged LLC Interests, Pledged Partnership Interests and/or Pledged Notes (whether or not transferred into the name of the Senior Collateral Agent) and give all consents, waivers and ratifications in respect of the Collateral; and

(viii)        to do, at its option, but at the expense of the Loan Parties, at any time or from time to time, all acts and things which the Senior Collateral Agent deems reasonably necessary to protect or preserve the Collateral and to realize upon the Collateral.

Section 6.02         Authority of Senior Collateral Agent.  Each Loan Party acknowledges that the rights and responsibilities of the Senior Collateral Agent under this Agreement with respect to any action taken by either of them or the exercise or non-exercise by the Senior Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Senior Collateral Agent and the other Finance Parties, be governed by the Credit Agreement, the Intercreditor Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Senior Collateral Agent and the Loan Parties, the Senior Collateral Agent shall be conclusively presumed to be acting as agent for the other Senior Finance Parties it represents as collateral agent with full and valid authority so to act or refrain from acting, and no Loan Party shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

Section 6.03         Remedies upon Event of Default.

(a)           If any Event of Default has occurred and is continuing, the Senior Collateral Agent, upon being instructed to do so by the Required Senior Lenders, may, in addition to all other rights and remedies granted to it in this Agreement and in any other agreement securing, evidencing or relating to the Senior Obligations (including without limitation, the right to give instructions or a notice of sole control to an issuer subject to an Issuer Control Agreement):  (i) exercise on behalf of the Senior Finance

Parties all rights and remedies of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, (ii) without demand of performance or other demand or notice of any kind (except as herein provided or as may be required by applicable Law) to or upon any Loan Party or any other Person (all of which demands and/or notices are hereby waived by each Loan Party to the extent permitted by Law), (A) apply all cash, if any, then held by it as Collateral as specified in Section 6.08 and (B) if there shall be no such cash or if such cash shall be insufficient to pay all the Senior Obligations in full or cannot be so applied for any reason or if the Senior Collateral Agent determines to do so, collect, receive, appropriate and realize upon the Collateral and/or sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral (or contract to do so) or any part thereof in one or more parcels (which need not be in round lots) at public or private sale or at broker’s board or on any securities exchange, at any office of the Senior Collateral Agent or elsewhere in such manner as is commercially reasonable and as the Senior Collateral Agent may deem best, for cash, on credit or for future delivery, without assumption of any credit risk and at such price or prices as the Senior Collateral Agent may deem reasonably satisfactory.

(b)           If any Event of Default has occurred and is continuing, the Senior Collateral Agent shall give each Loan Party not less than 10 days’ prior notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market.  Any such notice shall (i) in the case of a public sale, state the time and place fixed for such sale, (ii) in the case of a sale at a broker’s board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof being sold, will first be offered for sale, (iii) in the case of a private sale, state the day after which such sale may be consummated, (iv) contain the information specified in Section 9-613 of the UCC, (v) be authenticated and (vi) be sent to the parties required to be notified pursuant to Section 9-611(c) of the UCC; provided that, if the Senior Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of Law under the UCC.  The Senior Collateral Agent and each Loan Party agree that such notice constitutes reasonable notification within the meaning of Section 9-611 of the UCC.  Except as otherwise provided herein, each Loan Party hereby waives, to the extent permitted by applicable Law, notice and judicial hearing in connection with the Senior Collateral Agent’s taking possession or disposition of any of the Collateral.

(c)           The Senior Collateral Agent or any Senior Finance Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale).  If any Event of Default has occurred and is continuing, each Loan Party will execute and deliver such documents and take such other action as the Senior Collateral Agent deems necessary or reasonably advisable in order that any such sale may be made in compliance with Law.  Upon any such sale, the Senior Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold.  Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind.  Any such public sale shall be held at such time or times within ordinary bankers hours and at such place or places as the Senior Collateral Agent may fix in the notice of such sale.  At any such sale, the Collateral may be sold in one lot as an entirety or in separate parcels, as the Senior Collateral Agent may determine.  The Senior Collateral Agent shall not be obligated to make any such sale pursuant to any such notice.  The Senior Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned without further notice.  In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Senior Collateral Agent until the selling price is paid by the purchaser thereof, but the Senior Collateral Agent shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice.

Section 6.04         Securities Act; Registration Rights.

(a)           Securities Act.  In view of the position of the Loan Parties in relation to the Collateral, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being herein called the “Federal Securities Laws”) with respect to any disposition of the Collateral permitted hereunder.  Each Loan Party understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Senior Collateral Agent if the Senior Collateral Agent were to attempt to dispose of all or any part of the Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Senior Collateral Agent in any attempt to dispose of all or part of the Collateral under applicable Blue Sky or other state securities laws or similar Laws analogous in purpose or effect.  Without limiting the generality of the foregoing, the provisions of this Section 6.04 would apply if, for example, the Senior Collateral Agent were to place all or any part of the Collateral for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Collateral for its own account, or if the Senior Collateral Agent placed all or any part of the Collateral privately with a purchaser or purchasers.

Each Loan Party expressly agrees that the Senior Collateral Agent is authorized, in connection with any sale of any Collateral, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Collateral to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Collateral, (ii) to cause to be placed on certificates for any or all of the Collateral or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provision of said Act and (iii) to impose such other limitations or conditions in connection with any such sale as the Senior Collateral Agent deems necessary or advisable in order to comply with said Act or any other Law.  Each Loan Party covenants and agrees that it will execute and deliver such documents and take such other action as the Senior Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with the Securities Act of 1933 and all other applicable Laws.  Each Loan Party acknowledges and agrees that such limitations may result in prices and other terms less favorable to the seller than if such limitations were not imposed, and, notwithstanding such limitations, agrees that any such sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private, it being the agreement of the Loan Parties and the Senior Collateral Agent that the provisions of this Section 6.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Senior Collateral Agent sells the Collateral.  The Senior Collateral Agent shall be under no obligation to delay a sale of any Collateral for a period of time necessary to permit the issuer of any securities contained therein to register such securities under the Federal Securities Laws, or under applicable state securities laws, even if the issuer would agree to do so.  Furthermore, each Loan Party acknowledges that it is aware that Section 9-610 of the UCC provides that the Senior Collateral Agent or a Senior Finance Party may purchase Collateral if it is sold at a public sale.  Each Loan Party also acknowledges that it is aware that staff personnel of the United States Securities and Exchange Commission have, over a period of years, issued various No-Action Letters that describe procedures which, in the view of the SEC staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Part 6 of Article 9 of the UCC, yet not public for purposes of Section 4(2) of the Securities Act.  Each Loan Party is also aware that the Senior Collateral Agent or one or more Senior Finance Party may wish to purchase Collateral that is sold at a foreclosure sale, and such Loan Party believes that such purchases would be appropriate in circumstances in which the Collateral is sold in conformity with the principles set forth in the No-Action Letters.  Accordingly, each Loan Party specifically agrees that a foreclosure sale conducted in conformity with the principles set forth in the No-Action Letters:  (i) shall be considered to be a “public” sale for purposes of Section 9-610 of the UCC; (ii) will be considered commercially reasonable notwithstanding that the Senior Collateral Agent or other Senior Finance Party has not registered or sought to register the Collateral under the Securities Laws, even if one or more Loan Parties agrees to pay all costs of the registration process; and (iii) shall be considered to be commercially reasonable notwithstanding that the Senior Collateral Agent or one or more other Senior Finance Party purchases Collateral at such a sale.

(b)           Registration Rights.  If the Senior Collateral Agent shall determine to exercise its right to sell all or any of the Collateral and if in the opinion of counsel for the Senior Collateral Agent it is necessary, or if in the opinion of the Senior Collateral Agent it is reasonably advisable, to have all or any of the securities included in the Collateral or the portion thereof to be sold registered under the provisions of the Federal Securities Laws, each Loan Party agrees, at its own expense (including, without limitation, expenses relating to brokers commissions), (i) to execute and deliver, and to use its commercially reasonable efforts to cause each corporation whose securities are to be sold and their respective directors and officers to execute and deliver, all such instruments and documents, and to do or cause to be done all other such acts and things, as may be necessary or, in the opinion of the Senior Collateral Agent, reasonably advisable to register such securities under the provisions of the Federal Securities Laws and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by Law to be furnished, and to make or cause to be made all amendments and supplements thereto and to the related prospectus which, in the opinion of the Senior Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder, (ii) to use its best efforts to cause the corporation whose securities are to be sold to agree to prepare, and to make available to its security holders as soon as practicable, an earnings statement (which need not be audited) covering the period of at least 12 months beginning with the first month after the effective date of any such registration statement, which earning statement will satisfy the provisions of Section 11(a) of the Securities Act of 1933, (iii) to use its commercially reasonable efforts to qualify such securities under state Blue Sky or securities laws and to obtain the approval of any Governmental Authorities for the sale of such securities as requested by the Senior Collateral Agent and (iv) at the request of the Senior Collateral Agent, to indemnify and hold harmless the Senior Collateral Agent and any underwriters (and any person controlling any of the foregoing) from and against any loss, liability, claim, damage and expense (and reasonable counsel fees incurred in connection therewith) under the Securities Act of 1933 or otherwise insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus or in any preliminary prospectus or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of the Senior Collateral Agent or any underwriters (or any person controlling any of the foregoing); provided that no Loan Party shall be liable in any case to the extent that any such loss, liability, claim, damage or expense arises out of or is based on an untrue statement or alleged untrue statement or an omission or an alleged omission made in reliance upon and in conformity with written information furnished to such Loan Party by the Senior Collateral Agent or any underwriter expressly for use in such registration statement or prospectus.

Section 6.05         Other Rights of the Senior Collateral Agent.

(a)           If any Event of Default has occurred and is continuing, the Senior Collateral Agent, instead of exercising the power of sale conferred upon it pursuant to Section 6.03, may proceed by a suit or suits at law or in equity to foreclose the Security Interest and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction, and may in addition institute and maintain such suits and proceedings as the Senior Collateral Agent may deem appropriate to protect and enforce the rights vested in it by this Agreement.

(b)           If any Event of Default has occurred and is continuing, the Senior Collateral Agent shall, to the extent permitted by applicable Law, without notice to any Loan Party or any party claiming through any Loan Party, without regard to the solvency or insolvency at such time of any Person then liable for the payment of any of the Finance Obligations, without regard to the then value of the Collateral and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers (who may be the Senior Collateral Agent) of the Collateral or any part thereof, and of the profits, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the profits, revenues and other income of the property constituting the whole or any part of the Collateral be segregated, sequestered and impounded for the benefit of the Senior Collateral Agent, and each Loan Party irrevocably consents to the appointment of such receiver or receivers and to the entry of such order.

Section 6.06         Limitation on Duty of the Senior Collateral Agent in Respect of Collateral.  Beyond the exercise of reasonable care in the custody thereof, neither the Senior Collateral Agent nor any Senior Finance Party shall have any duty to exercise any rights or take any steps to preserve the rights of any Loan Party in the Collateral in its or their possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, nor shall the Senior Collateral Agent or any Senior Finance Party be liable to any Loan Party or any other Person for failure to meet any obligation imposed by Section 9-207 of the UCC or any successor provision.  Each Loan Party agrees to the extent it may lawfully do so that the Senior Collateral Agent shall at no time be required to, nor shall the Senior Collateral Agent be liable to any Loan Party for any failure to, account separately to any Loan Party for amounts received or applied by the Senior Collateral Agent from time to time in respect of the Collateral pursuant to the terms of this Agreement.  Without limiting the foregoing, the Senior Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if the Collateral is accorded treatment substantially equal to that which the Senior Collateral Agent accords its own property, and (i) shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Senior Collateral Agent in good faith (absent gross negligence and willful misconduct) or (ii) shall not have any duty or responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Senior Collateral Agent has or is deemed to have knowledge of such matters.

Section 6.07         Waiver and Estoppel.

(a)           Each Loan Party agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, moratorium, turnover or redemption Law, or any Law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force which may delay, prevent or otherwise affect the performance or enforcement of this Agreement, and each Loan Party hereby waives all benefit or advantage of all such Laws to the extent permitted by Law.  Each Loan Party covenants that it will not hinder, delay or impede the execution of any power granted to the Senior Collateral Agent, the Administrative Agent or any other Finance Party in any Finance Document.

(b)           Each Loan Party, to the extent it may lawfully do so, on behalf of itself and all who claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or under any foreclosure or any enforcement of this Agreement, and consents and agrees that all of the Collateral may at any such sale be offered and sold as an entirety.

(c)           Each Loan Party waives, to the extent permitted by Law, presentment, demand, protest and any notice of any kind (except the notices expressly required hereunder or in the other Finance Documents) in connection with this Agreement and any action taken by the Senior Collateral Agent with respect to the Collateral.

Section 6.08         Application of Proceeds.

(a)           Priority of Distributions.  The proceeds of any sale by the Senior Collateral Agent of, or other realization upon, all or any part of the Collateral (including any proceeds received and held pursuant to Section 5.01) and any cash held by the Senior Collateral Agent or its nominee or custodian hereunder shall be paid over to the Administrative Agent for application as provided in the Credit Agreement, subject in all cases to the priorities set forth in Section 3.02 of the Intercreditor Agreement.  The Senior Collateral Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

(b)           Distributions with Respect to Letters of Credit.  Each of the Loan Parties and the Finance Parties agrees and acknowledges that if (after all outstanding Loans and L/C Disbursements have been paid in full) the Lenders are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued (or deemed issued) under the Credit Agreement, such amounts shall be deposited in the L/C Cash Collateral Account (as defined in the Senior Security Agreement) as cash security for the repayment of Senior Credit Obligations owing to the Lenders as such.  Upon termination of all outstanding Letters of Credit, all of such cash security shall be applied to the remaining Senior Credit Obligations of the Lenders.  If there remains any excess cash security, such excess cash shall be withdrawn by the Senior Collateral Agent from the L/C Cash Collateral Account and distributed in accordance with Section 6.08(a) hereof.

(c)           Reliance by the Senior Collateral Agent.  For purposes of applying payments received in accordance with this Section 6.08, the Senior Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the authorized representative (the “Representative”) for the Swap Creditors for a determination (which the Administrative Agent, each Representative for any Swap Creditor and the Finance Parties agree (or shall agree) to provide upon request of the Senior Collateral Agent) of the outstanding Credit Obligations and Swap Obligations owed to the Finance Parties, and shall have no liability to any Loan Party or any other Finance Party for actions taken in reliance on such information except in the case of its gross negligence, bad faith or willful misconduct.  Unless it has actual knowledge (including by way of written notice from a Swap Creditor) to the contrary, the Senior Collateral Agent, in acting hereunder, shall be entitled to assume that no Swap Agreements are in existence.  All distributions made by the Senior Collateral Agent pursuant to this Section shall be presumptively correct (except in the event of manifest error, gross negligence or willful misconduct), and the Senior Collateral Agent shall have no duty to inquire as to the application by the Finance Parties of any amounts distributed to them.

(d)           Deficiencies.  It is understood that the Loan Parties shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the amount of the Senior Obligations.

ARTICLE VII
THE SENIOR COLLATERAL AGENT

Section 7.01         Concerning the Senior Collateral Agent.  The provisions of Article IX of the Credit Agreement shall inure to the benefit of the Senior Collateral Agent in respect of this Agreement and shall be binding upon all Loan Parties and all Senior Finance Parties and upon the parties hereto in such respect.  In furtherance and not in derogation of the rights, privileges and immunities of the Senior Collateral Agent therein set forth:

(i)            The Senior Collateral Agent is authorized to take all such actions as are provided to be taken by it as Senior Collateral Agent hereunder and all other action reasonably incidental thereto.  As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral), the Senior Collateral Agent shall act or refrain from acting in accordance with written instructions from the Required Senior Lenders or, in the absence of such instructions or provisions, in accordance with its discretion.

(ii)           The Senior Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interest created hereunder in any of the Collateral, whether impaired by operation of Law or by reason of any action or omission to act on its part hereunder unless such action or omission constitutes gross negligence or willful misconduct.  The Senior Collateral Agent shall not have a duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by any Loan Party.

Section 7.02         Appointment of Co-Collateral Agent.  At any time or times, in order to comply with any legal requirement in any jurisdiction, the Senior Collateral Agent may, in consultation with the Borrower and, unless an Event of Default shall have occurred and be continuing, with the consent of the Borrower (not to be unreasonably withheld or delayed), appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Senior Collateral Agent, or to act as separate agent or agents on behalf of the Senior Finance Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Senior Collateral Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 7.01).  Notwithstanding any such appointment but only to the extent not inconsistent with such legal requirements or, in the reasonable judgment of the Senior Collateral Agent, not unduly burdensome to it or any such co-agent, each Loan Party shall, so long as no Event of Default shall have occurred and be continuing, be entitled to deal solely and directly with the Senior Collateral Agent rather than any such co-agent in connection with the Senior Collateral Agent’s rights and obligations under this Agreement.

Section 7.03         Appointment of Sub-Agents.  The Senior Collateral Agent shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Shares, Pledged LLC Interests, Pledged Partnership Interests and Pledged Notes, which may be held (in the discretion of the Senior Collateral Agent) in the name of the relevant Loan Party, indorsed or assigned in blank or in favor of the Senior Collateral Agent or any nominee or custodian of the Senior Collateral Agent or a sub-agent appointed by the Senior Collateral Agent.

ARTICLE VIII
MISCELLANEOUS

Section 8.01         Notices.  (a)           Unless otherwise expressly provided herein, all notices, and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered to the address, facsimile number or (subject to subsection (b) below) electronic mail address specified for notices: (i) in the case of Parent Holdings or any Subsidiary Guarantor as set forth in Section 5.01 of the Guaranty; (ii) in the case of Holdings, the Borrower, the Administrative Agent or any Lender, as specified in or pursuant to Section 10.02 of the Credit Agreement; (iii) in the case of the Senior Collateral Agent, as set forth in the signature pages hereto; (iv) in the case of any Swap Creditor as set forth in any applicable Swap Agreement; or (v) in the case of any party, at such other address as shall be designated by such party in a notice to the Senior Collateral Agent and each other party hereto.  All such notices and other communications shall be deemed to be given or made upon the earlier to occur of: (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile transmission, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (b) below), when delivered.  Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given shall not affect the validity of notice given in accordance with this Section.

(b)           Except as expressly provided herein or as may be agreed by the Administrative Agent in its sole discretion, electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, to distribute executed Loan Documents in Adobe PDF format and may not be used for any other purpose.

Section 8.02         No Waivers; Non-Exclusive Remedies.  No failure or delay on the part of the Senior Collateral Agent or any Senior Finance Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Agreement or any other Senior Finance Document or any other document or agreement contemplated hereby or thereby and no course of dealing between the Senior Collateral Agent or any Senior Finance Party and any of the Loan Parties shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege hereunder or under any Senior Finance Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  The rights and remedies provided herein and in the other Senior Finance Documents are cumulative and are not exclusive of any other remedies provided by Law.  Without limiting the foregoing, nothing in this Agreement shall impair the right of any Senior Finance Party to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Loan Party other than its indebtedness under the Senior Finance Documents.  Each Loan Party agrees, to the fullest extent it may effectively do so under applicable Law, that any holder, as to which the identity is disclosed, of a participation in a Senior Obligation, whether or not acquired pursuant to the terms of any applicable Senior Finance Document, may exercise rights of set-off or counterclaim or other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Loan Party in the amount of such participation.

Section 8.03         Compensation and Expenses of the Senior Collateral Agent; Indemnification.

(a)           Expenses.  The Loan Parties, jointly and severally, agree (i) to pay or reimburse the Senior Collateral Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement and any amendment, waiver, consent or other modification of the provisions hereof (whether or not the transactions contemplated hereby are consummated), and the consummation of the transactions contemplated hereby, including all fees, disbursements and other charges of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Senior Collateral Agent, (ii) to pay or reimburse the Senior Collateral Agent and the other Senior Finance Parties for all taxes which the Senior Collateral Agent or any Senior Finance Party may be required to pay by reason of the security interests granted in the Collateral (including any applicable transfer taxes) or to free any of the Collateral from the lien thereof and (iii) to pay or reimburse each Agent, any Representative of one or more Swap Creditors and each other Senior Finance Party for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights and remedies under this Agreement (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Senior Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all reasonable fees and disbursements of counsel, (including the allocated charges of internal counsel); provided that the Loan Parties shall not, be required to reimburse the legal fees and expenses of more than one outside counsel (in addition to up to one local counsel in each applicable local jurisdiction) for all Persons indemnified under this clause (iii) unless, in the written opinion of outside counsel reasonably satisfactory to the Loan Parties and the Senior Collateral Agent, representation of all such indemnified persons would be inappropriate due to the existence of an actual or potential conflict of interest.  The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by any Agent and the costs of independent public accountants and other outside experts retained by or on behalf of the Agents and the Senior Finance Parties.  The agreements in this Section 8.03(a) shall survive the termination of the Revolving and Term B Commitments and Swap Agreements and repayment of all Senior Obligations.

(b)           Protection of Collateral.  If any Loan Party fails to comply with the provisions of any Senior Finance Document, such that the value of any Collateral or the validity, perfection, rank or value of the Security Interest is thereby materially diminished or materially put at risk, the Senior Collateral Agent may, but shall not be required to, effect such compliance on behalf of such Loan Party, and the Loan Parties shall reimburse the Senior Collateral Agent for the out-of-pocket costs thereof within 10 Business days of demand.  Any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral, or in respect of periodic appraisals of the Collateral, or in respect of the sale or other disposition thereof shall be borne and paid by the Loan Parties.  If any Loan Party fails to promptly pay any portion thereof when due, the Senior Collateral Agent may, at its option, but shall not be required to, pay the same and charge the Loan Parties’ account therefor, and the Loan Parties agree to reimburse the Senior Collateral Agent therefor on demand.  All sums so paid or incurred by the Senior Collateral Agent for any of the foregoing and any and all other sums for which any Loan Party may become liable hereunder and all costs and expenses (including attorneys’ fees, legal expenses and court costs) reasonably incurred by the Senior Collateral Agent in enforcing or protecting the Security Interest or any of its rights or remedies under this Agreement, shall, together with interest thereon until paid at the rate applicable to Revolving Base Rate Loans plus 2%, be additional Senior Obligations hereunder.

(c)           Indemnification.  Whether or not the transactions contemplated hereby or by the other Senior Finance Documents are consummated, each Loan Party, jointly and severally, agrees to indemnify save and hold harmless the Senior Collateral Agent, the Representatives, each other Senior Finance Party and their respective Affiliates, directors, officers, employees, counsel, agents and, in the case of any Funds, trustees, advisors and attorneys-in-fact and their respective successors and assigns (collectively, the “Indemnitees”) from and against: (i) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Senior Obligations and the resignation or removal of any Agent or Representative or the replacement of any Senior Lender) be asserted or imposed against any Indemnitee, arising out of or in any way relating to or arising out of the ownership, purchasing, delivery, control, acceptance, financing, possession, sale, return or other disposition of the Collateral, the violation of the Laws of any country, state or other governmental body or unit, or any tort or contract claim; (ii) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in clause (i) above; and (iii) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including fees and disbursements of counsel) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action or cause of action or proceeding, in all cases, and whether or not an Indemnitee is a party to such claim, demand, action or cause of action, or proceeding; provided that no Indemnitee shall be entitled to indemnification for any claim to the extent such claim is determined by a court of competent jurisdiction in a final non-appealable judgment to have been caused by its own gross negligence or willful misconduct; and provided further that the Loan Parties shall not be required to reimburse the legal fees and expenses of more than one outside counsel (in addition to up to one local counsel in each applicable local jurisdiction) for all Indemnities unless, in the written opinion of outside counsel reasonably satisfactory to the Loan Parties and the Senior Collateral Agent, representation of all such Indemnitees would be inappropriate due to the existence of an actual or potential conflict of interest.  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.03(c) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person or any Indemnitee is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.  Without prejudice to the survival of any other agreement of the Loan Parties hereunder and under the other Senior Finance Documents, the agreements and obligations of the Loan Parties contained in this Section 8.03(c) shall survive the repayment of the Loans, L/C Obligations and other obligations under the Senior Finance Documents and the termination of the Revolving and Term B Commitments.  Any amounts paid by any Indemnitee as to which such Indemnitee has a right to reimbursement hereunder shall constitute Senior Obligations.

(d)           Contribution.  If and to the extent that the obligations of any Loan Party under this Section 8.03 are unenforceable for any reason, each Loan Party hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

Section 8.04         Enforcement.  The Senior Finance Parties agree that this Agreement may be enforced only by the action of the Senior Collateral Agent, acting upon the instructions of the Required Senior Lenders (or, after the date on which all Senior Credit Obligations have been paid in full and all Commitments with respect thereto terminated, the holders of at least 51% of the outstanding Swap Obligations) and that no other Senior Finance Party shall have any right individually to seek to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Senior Collateral Agent or the holders of at least 51% of the outstanding Swap Obligations, as the case may be, for the benefit of the Senior Finance Parties upon the terms of this Agreement, the Intercreditor Agreement and the other Senior Finance Documents.

Section 8.05         Amendments and Waivers.  Any provision of this Agreement may be amended, changed, discharged, terminated or waived if, but only if, such amendment or waiver is in writing and is signed by each Loan Party directly affected by such amendment, change, discharge, termination or waiver (it being understood that the addition or release of any Loan Party hereunder shall not constitute an amendment, change, discharge, termination or waiver affecting any Loan Party other than the Loan Party so added or released) and (i) the Senior Collateral Agent (with the consent of the Required Senior Lenders or, to the extent required by Section 10.01 of the Credit Agreement, all or such lesser amount of the Lenders as may be specified therein), at all times prior to the time on which all Senior Credit Obligations have been paid in full (other than contingent indemnification obligations) and all Commitments with respect thereto have been terminated or (ii) the holders of more than 50% of all Swap Obligations then outstanding, at all times after the time at which the Senior Credit Obligations have been paid in full and all Commitments with respect thereto have been terminated; provided, however, that no such amendment, change, discharge, termination or waiver shall be made to Section 6.08 hereof or this Section 8.05 without the consent of each Senior Finance Party adversely affected thereby except to the extent expressly provided in the Credit Agreement or the Intercreditor Agreement.

Section 8.06         Successors and Assigns.  This Agreement shall be binding upon each of the parties hereto and inure to the benefit of the Senior Collateral Agent and the Senior Finance Parties and their respective successors and permitted assigns.  In the event of an assignment of all or any of the Senior Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness in accordance with the Credit Agreement.  No Loan Party shall assign or delegate any of its rights and duties hereunder without the prior written consent of the Required Senior Lenders or all or such lesser number of the Lenders as provided in Section 10.01 of the Credit Agreement.  Upon the payment in full of the Senior Obligations (other than contingent indemnification obligations), the rights of the Senior Collateral Agent (in its capacity as collateral agent for the Senior Finance Parties other than in respect of outstanding Letters of Credit and cash collateral provided in respect thereof and for related fees, costs, indemnification and expenses) and the rights of the Senior Finance Parties under this Agreement shall be deemed to have been assigned, with the consent and at the direction of the Borrower, to the Second Lien Collateral Agent for the benefit of the Second Lien Credit Parties.

Section 8.07         Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTIONS OTHER THAN NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTIONS.

Section 8.08         Limitation of Law; Severability.

(a)           All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of Law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of Law which may be controlling and be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable Law.

(b)           If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by Law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Senior Collateral Agent and the Senior Finance Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

Section 8.09         Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective with respect to each Loan Party when the Senior Collateral Agent shall receive counterparts hereof executed by itself and such Loan Party.  This Agreement may be transmitted and/or signed by facsimile or Adobe PDF file and if so transmitted or signed, shall, subject to requirements of law, have the same force and effect as a manually signed original and shall be binding on the Loan Parties and the Senior Collateral Agent.

Section 8.10         Additional Loan Parties.  It is understood and agreed that any Subsidiary of Holdings that is required by any Loan Document to execute a counterpart of this Agreement after the date hereof shall automatically become a Loan Party hereunder with the same force and effect as if originally named as a Loan Party hereunder by executing an instrument of accession or joinder satisfactory in form and substance to the Senior Collateral Agent and delivering the same to the Senior Collateral Agent.  Concurrently with the execution and delivery of such instrument of accession or joinder, such Subsidiary shall take all such actions and deliver to the Senior Collateral Agent all such documents and agreements as such Subsidiary would have been required to deliver to the Senior Collateral Agent on or prior to the date of this Agreement had such Subsidiary been a party hereto on the date of this Agreement.  Such additional materials shall include, among other things, supplements to Schedules I, II, III and IV hereto (which Schedules shall thereupon automatically be amended and supplemented to include all information contained in such supplements) such that, after giving effect to the accession or joinder of such Subsidiary, each of Schedules I, II, III and IV hereto is true, complete and correct with respect to such Subsidiary as of the effective date of such accession or joinder.  The execution and delivery of any such instrument of accession or joinder, and the amendment and supplementation of the Schedules hereto as provided in the immediately preceding sentence, shall not require the consent of any other Loan Party hereunder.  The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

Section 8.11         Termination; Release of Loan Parties.

(a)           Termination.  Upon the full payment and performance of all Senior Obligations other than contingent indemnification obligations, the cancellation or expiration of all outstanding L/C Obligations and Swap Agreements and the termination of all Revolving and Term B Commitments under the Loan Documents, the Security Interest created hereunder shall terminate and all rights to the Collateral shall be deemed to have been assigned, with the consent and at the direction of the Loan Parties, to the Second Lien Collateral Agent for the benefit of the Second Lien Credit Parties to the extent such Second Lien Obligations are outstanding.  In addition, at any time and from time to time prior to such termination of such Security Interest, the Senior Collateral Agent may release any of the Collateral as contemplated by the Credit Agreement or the Intercreditor Agreement.  Upon any such termination of the Security Interest created hereunder or release of Collateral, the Senior Collateral Agent will, upon request by and at the expense of any Loan Party, execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence the termination of the Security Interest created hereunder or the release of such Collateral, as the case may be.  Any such documents shall be without recourse to or warranty by the Senior Collateral Agent or the Senior Finance Parties.  The Senior Collateral Agent shall have no liability whatsoever to any Senior Finance Party as a result of any release of Collateral by it as permitted by this Section 8.11.  Upon any release of Collateral pursuant to this Section 8.11, none of the Senior Finance Parties shall have any continuing right or interest in such Collateral or the Proceeds thereof.

(b)           Release of Loan Parties.  If any part of the Collateral is sold or otherwise disposed of or liquidated in compliance with the requirements of the Loan Documents (or such sale, other disposition or liquidation has been approved in writing by those Senior Finance Parties whose approval is required by the applicable Senior Finance Documents) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Senior Finance Documents, to the extent applicable, the Senior Collateral Agent, at the request and expense of such Loan Party, will duly release from the security interest created hereby and assign, transfer and deliver to such Loan Party (without recourse and without representation or warranty) such of the Collateral as is then being (or has been) so sold, disposed of or liquidated as may be in the possession or control of the Senior Collateral Agent and has not theretofore been released pursuant to this Agreement.

Section 8.12         Entire Agreement.  This Agreement and the other Loan Documents and, in the case of the Swap Creditors, the Swap Agreements, constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, and any contemporaneous oral agreements and understandings relating to the subject matter hereof and thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

LOAN PARTIES:	VERIFONE HOLDINGS, INC.

	By:	/s/ Donald C. Campion
Name: Donald C. Campion
Title: Chief Financial Officer

VERIFONE INTERMEDIATE HOLDINGS, INC.

	By:	/s/ Donald C. Campion
Name: Donald C. Campion
Title: Chief Financial Officer

VERIFONE, INC.

	By:	/s/ Donald C. Campion
Name: Donald C. Campion
Title: Chief Financial Officer

SENIOR COLLATERAL AGENT:	BANK OF AMERICA, N.A.,
as Senior Collateral Agent

	By:	/s/ W. Thomas Barnett
Name: W. Thomas Barnett
Title: Managing Director